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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Veeco Instruments Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-2989601
(State of Incorporation or Organization)	(IRS Employer Identification No.)

100 Sunnyside Boulevard, Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

        Securities to be registered pursuant to Section 12(b) of the Act: None
(Title of Class)

        Securities to be registered pursuant to Section 12(g) of the Act: Preferred Stock Purchase Rights
(Title of Class)

Exhibit Index is on Page 3

EXPLANATORY NOTE:

Veeco Instruments Inc. (the "Company") hereby amends and supplements Items 1 and 2 of its registration statement on Form 8-A, filed with the Securities and Exchange Commission (the "Commission") on March 15, 2001, and amended by a Form 8-A/A filed with the Commission on September 21, 2001.

Item 1.    Description of Registrant's Securities to be Registered.

In connection with the execution of the Agreement and Plan of Merger, dated as of July 11, 2002, by and among the Company, Venice Acquisition Corp., and FEI Company, the Company and American Stock Transfer and Trust Company, as rights agent (the "Rights Agent"), amended the Rights Agreement, dated as of March 13, 2001, as amended, between the Company and the Rights Agent.

The terms of the amendment are set forth in Amendment No. 2 to Rights Agreement attached as Exhibit 4.1 to the Current Report on Form 8-K, filed with the Commission on July 12, 2002 and incorporated herein by reference.

Item 2.    Exhibits.

Number	Exhibit	Incorporated by Reference to
1	Amendment No. 2 to Rights Agreement, dated as of July 11, 2002, between Veeco Instruments Inc. and American Stock Transfer and Trust Company, as rights agent.	Company's Current Report on Form 8-K (File No. 0-16244) filed with the Commission on July 12, 2002, Exhibit 4.1

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VEECO INSTRUMENTS INC.
Date: August 8, 2002	By:	/s/ GREGORY A. ROBBINS Name: Gregory A. Robbins Title: Vice President and General Counsel

EXHIBIT INDEX

Number	Exhibit	Incorporated by Reference to
1	Amendment No. 2 to Rights Agreement, dated as of July 11, 2002, between Veeco Instruments Inc. and American Stock Transfer and Trust Company, as rights agent.	Company's Current Report on Form 8-K (File No. 0-16244) filed with the Commission on July 12, 2002, Exhibit 4.1

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  EXPLANATORY NOTE
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX